UNITED STATES

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Provectus Biopharmaceuticals, Inc.
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Provectus Biopharmaceuticals Discusses Potential Effects of Reverse Stock Split on Company’s Outstanding, Unissued, and Authorized Equities

KNOXVILLE, TN, May 19, 2022 (PROVECTUS NEWS) — Provectus (OTCQB: PVCT) today provided information about the effects of a potential reverse stock split on the Company’s shares of outstanding, unissued, and authorized common and preferred stocks. Provectus’ Board of Directors (Board) is seeking approvals for the authority to undertake a reverse stock split1 and an authorized share reduction2 at the Company’s 2022 Annual Meeting of Stockholders (2022 Annual Meeting) on June 22.

Should stockholders approve the Board’s proposals of a reverse stock split and an authorized share reduction, regardless of potential reverse stock split ratio chosen:

●	Each category of common and preferred stocks would remain in the same proportion,

●	Each category of common and preferred stocks would be reduced by the same proportion, and

●	Stockholders could not be diluted any more than the amount of unissued common stock would permit.

Common Stock

Tables 1 to 4 below set forth, as of April 18, 2022 and for illustrative purposes only, the effects of potential reverse stock split ratios between 1-for-10 and 1-for-50 on Provectus’ outstanding, unissued, and authorized shares of common stock, without giving effect to the treatment of fractional shares.

Table 1. Effect on Outstanding Shares of Common Stock from Different Reverse Stock Split Ratios

	Common Stock Prior to Reverse Stock Split		Common Stock After Reverse Stock Split, Assuming Certain Reverse Stock Split Ratios
Equity Security	Shares	% of Total	1-for-10: Shares	% of Total	1-for-25: Shares	% of Total	1-for-50: Shares	% of Total
Common Stock	419,447,119	79.34%	41,944,712	79.34%	16,777,885	79.34%	8,388,942	79.34%
Common Stock Underlying Stock Options	3,625,000	0.69%	362,500	0.69%	145,000	0.69%	72,500	0.69%
Common Stock Underlying Warrants	512,500	0.10%	51,250	0.10%	20,500	0.10%	10,250	0.10%
Series D Conv. Preferred Stock (as converted)*	12,373,247	2.34%	1,237,325	2.34%	494,930	2.34%	247,465	2.34%
Series D-1 Conv. Preferred Stock (as converted) **	92,708,600	17.53%	9,270,860	17.53%	3,708,344	17.53%	1,854,172	17.53%
Total Outstanding Common Stock and Equivalents	528,666,466	100%	52,866,647	100%	21,146,659	100%	10,573,329	100%

* 1 share of Series D Convertible (Conv.) Preferred Stock converts into 1 share of Common Stock (i.e., the outstanding Series D Conv. Preferred Stock is convertible into an aggregate of 12,373,247 shares of Common Stock).

** 1 share of Series D-1 Conv. Preferred Stock converts into 10 shares of Common Stock (i.e., the outstanding Series D-1 Conv. Preferred Stock is convertible into an aggregate of 92,708,600 shares of Common Stock).

Table 2. Change in Outstanding Shares of Common Stock from Different Reverse Stock Split Ratios

	Common Stock Prior to Reverse Stock Split		Common Stock After Reverse Stock Split, Assuming Certain Reverse Stock Split Ratios
Equity Security	Shares	1-for-10: Shares	% Change	1-for-25: Shares	% Change	1-for-50: Shares	% Change
Common Stock	419,447,119	41,944,712	-90%	16,777,885	-96%	8,388,942	-98%
Common Stock Underlying Stock Options	3,625,000	362,500	-90%	145,000	-96%	72,500	-98%
Common Stock Underlying Warrants	512,500	51,250	-90%	20,500	-96%	10,250	-98%
Series D Conv. Preferred Stock (as converted) *	12,373,247	1,237,325	-90%	494,930	-96%	247,465	-98%
Series D-1 Conv. Preferred Stock (as converted) **	92,708,600	9,270,860	-90%	3,708,344	-96%	1,854,172	-98%
Total Outstanding Common Stock and Equivalents	528,666,466	52,866,647	-90%	21,146,659	-96%	10,573,329	-98%

* 1 share of Series D Conv. Preferred Stock converts into 1 share of Common Stock (i.e., the outstanding Series D Conv. Preferred Stock is convertible into an aggregate of 12,373,247 shares of Common Stock).

** 1 share of Series D-1 Conv. Preferred Stock converts into 10 shares of Common Stock (i.e., the outstanding Series D-1 Conv. Preferred Stock is convertible into an aggregate of 92,708,600 shares of Common Stock).

As illustrated in Tables 1 and 2, each category of outstanding common stock and equivalents remains in the same proportion regardless of potential reverse stock split ratio, and each category is also reduced by the same proportion regardless of potential ratio.

Table 3. Effect on Total Outstanding, Unissued, and Authorized Shares of Common Stock from Different Reverse Stock Split Ratios

	Common Stock Prior to Reverse Stock Split and Reduction in Authorized Shares		Common Stock After Reverse Stock Split and Reduction in Authorized Shares, Assuming Certain Reverse Stock Split Ratios
Equity Security	Shares	% of Total	1-for-10: Shares	% of Total	1-for-25: Shares	% of Total	1-for-50: Shares	% of Total
Total Outstanding Common Stock and Equivalents[a]	528,666,466	52.87%	52,866,647	52.87%	21,146,659	52.87%	10,573,329	52.87%
Total Common Stock Available for Future Issuances	471,333,534	47.13%	47,133,353	47.13%	18,853,341	47.13%	9,426,671	47.13%
Total Authorized Common Stock	1,000,000,000	100%	100,000,000	100%	40,000,000	100%	20,000,000	100%

a From the last row of Table 1

Table 4. Change in Total Outstanding, Unissued, and Authorized Shares of Common Stock from Different Reverse Stock Split Ratios

	Common Stock Prior to Reverse Stock Split and Reduction in Authorized Shares		Common Stock After Reverse Stock Split and Reduction in Authorized Shares, Assuming Certain Reverse Stock Split Ratios
Equity Security	Shares % of Total	1-for-10: Shares	% Change	1-for-25: Shares	% Change	1-for-50: Shares	% Change
Total Outstanding Common Stock and Equivalents[a]	528,666,466	52,866,647	-90%	21,146,659	-96%	10,573,329	-98%
Total Common Stock Available for Future Issuances	471,333,534	47,133,353	-90%	18,853,341	-96%	9,426,671	-98%
Total Authorized Common Stock	1,000,000,000	100,000,000	-90%	40,000,000	-96%	20,000,000	-98%

a From the last row of Table 1

As illustrated in Tables 3 and 4, each category of common stock remains in the same proportion regardless of potential reverse stock split ratio, and each of these categories is also reduced by the same proportion regardless of potential ratio.

Preferred Stock

Tables 5 to 8 below set forth, as of April 18, 2022 and for illustrative purposes only, the effects of potential reverse stock split ratios between 1-for-10 and 1-for-50 on Provectus’ outstanding, unissued, and authorized shares of preferred stock, without giving effect to the treatment of fractional shares.

Table 5. Effect on Outstanding Shares of Preferred Stock from Different Reverse Stock Split Ratios

	Preferred Stock Prior to Reverse Stock Split		Preferred Stock After Reverse Stock Split, Assuming Certain Reverse Stock Split Ratios
Equity Security	Shares	% of Total	1-for-10: Shares	% of Total	1-for-25: Shares	% of Total	1-for-50: Shares	% of Total
Series D Conv. Preferred Stock	12,373,247	57.17%	1,237,325	57.17%	494,930	57.17%	247,465	57.17%
Series D-1 Conv. Preferred Stock	9,270,860	42.83%	927,086	42.83%	370,834	42.83%	185,417	42.83%
Total Outstanding Preferred Stock	21,644,107	100%	2,164,411	100%	865,764	100%	432,882	100%

Table 6. Change in Outstanding Shares of Preferred Stock from Different Reverse Stock Split Ratios

	Preferred Stock Prior to Reverse Stock Split		Preferred Stock After Reverse Stock Split, Assuming Certain Reverse Stock Split Ratios
Equity Security	Shares	1-for-10: Shares	% Change	1-for-25: Shares	% Change	1-for-50: Shares	% Change
Series D Conv. Preferred Stock	12,373,247	1,237,325	-90%	494,930	-96%	247,465	-98%
Series D-1 Conv. Preferred Stock	9,270,860	927,086	-90%	370,834	-96%	185,417	-98%
Total Outstanding Preferred Stock	21,644,107	2,164,411	-90%	865,764	-96%	432,882	-98%

As illustrated in Tables 5 and 6, each category of outstanding preferred stock remains in the same proportion regardless of potential reverse stock split ratio, and each category is also reduced by the same proportion regardless of potential ratio.

Table 7. Effect on Total Outstanding, Unissued, and Authorized Shares of Preferred Stock from Different Reverse Stock Split Ratios

	Preferred Stock Prior to Reverse Stock Split and Reduction in Authorized Shares		Preferred Stock After Reverse Stock Split and Reduction in Authorized Shares, Assuming Certain Reverse Stock Split Ratios
Equity Security	Shares	% of Total	1-for-10: Shares	% of Total	1-for-25: Shares	% of Total	1-for-50: Shares	% of Total
Total Outstanding Preferred Stock[b]	21,644,107	86.58%	2,164,411	86.58%	865,764	86.58%	432,882	86.58%
Total Preferred Stock	3,355,893	13.42%	335,589	13.42%	134,236	13.42%	67,118	13.42%
Available for Future Issuance
Total Authorized Preferred Stock	25,000,000	100%	2,500,000	100%	1,000,000	100%	500,000	100%

b From the last row of Table 5

Table 8. Change in Total Outstanding, Unissued, and Authorized Shares of Preferred Stock from Different Reverse Stock Split Ratios

	Preferred Stock Prior to Reverse Stock Split and Reduction in Authorized Shares		Preferred Stock After Reverse Stock Split and Reduction in Authorized Shares, Assuming Certain Reverse Stock Split Ratios
Equity Security	Shares	1-for-10: Shares	% Change	1-for-25: Shares	% Change	1-for-50: Shares	% Change
Total Outstanding Preferred Stock[b]	21,644,107	2,164,411	-90%	865,764	-96%	432,882	-98%
Total Preferred Stock Available for Future Issuance	3,355,893	335,589	-90%	134,236	-96%	67,118	-98%
Total Authorized Preferred Stock	25,000,000	2,500,000	-90%	1,000,000	-96%	500,000	-98%

b From the last row of Table 5

As illustrated in Tables 7 and 8, each category of preferred stock remains in the same proportion regardless of potential reverse stock split ratio, and each of these categories is also reduced by the same proportion regardless of potential ratio.

Should stockholders approve the Board’s proposals of a reverse stock split and an authorized share reduction, regardless of potential reverse stock split ratio chosen, each category of common and preferred stocks would remain in the same proportion, and each category of common and preferred stocks would be reduced by the same proportion.

Availability of Proxy Materials

The Company’s 2022 Annual Meeting will be held to, among other things, consider a reverse stock split proposal and authorized share reduction proposal. In connection with the 2022 Annual Meeting, the Company has filed a definitive proxy statement with the Securities and Exchange Commission (SEC) on April 29, 2022, which may be found here: https://www.sec.gov/Archives/edgar/data/315545/000149315222011474/formdef14a.htm.

Provectus mailed a Notice of Internet Availability of Proxy Materials (Notice) to its stockholders on or about May 13, 2022. These materials are available on the Company’s website and may be found here: https://www.provectusbio.com/annual-meeting/.

About Provectus

Provectus Biopharmaceuticals, Inc. (Provectus or the Company) is a clinical-stage biotechnology company developing immunotherapy medicines for different disease areas based on a class of small molecules called halogenated xanthenes (HXs). The Company’s lead molecule is RBS. A second HX molecule has been synthesized.

Provectus’ drug discovery and development programs include investigational drugs and drug targets in oncology (clinical-stage), dermatology (clinical-stage), hematology, virology, microbiology, ophthalmology (clinical-stage), and animal health, and use multiple routes of administration, such as intralesional (IL), topical (.top), oral (P.O.), inhaled (.inh), intranasal (IN), and intravenous (IV).

Information about the Company’s clinical trials can be found at the National Institutes of Health (NIH) registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.provectusbio.com.

References

1 Proposal #4: “To authorize our Board of Directors to amend our Certificate of Incorporation, as amended by the Certificate of Designation of Series D Convertible Preferred Stock and Certificate of Designation of Series D-1 Convertible Preferred Stock (the “Certificates of Designation”), to effect a reverse stock split of our common stock, Series D Convertible Preferred Stock, and Series D-1 Convertible Preferred Stock at a ratio of between 1-for-10 and 1-for-50, where the ratio would be determined by our Board of Directors at its discretion, and to make corresponding amendments to the Certificates of Designation to provide for the proportional adjustment of certain terms upon a reverse stock split”

2 Proposal #5: “To authorize our Board of Directors, if and only if Proposal 4 is approved, to amend our Certificate of Incorporation, as amended by the Certificates of Designation, to decrease the number of authorized shares of our common stock and preferred stock by the same reverse stock split ratio determined by our Board of Directors”

FORWARD-LOOKING STATEMENTS: The information in this Provectus News item may include “forward-looking statements,” within the meaning of U.S. securities legislation, relating to the business of Provectus and its affiliates, which are based on the opinions and estimates of Company management and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “budget,” “plan,” “continue,” “estimate,” “expect,” “forecast,” “may,” “will,” “project,” “predict,” “potential,” “targeting,” “intend,” “could,” “might,” “should,” “believe,” and similar words suggesting future outcomes or statements regarding an outlook.

The safety and efficacy of the agents and/or uses under investigation have not been established. There is no guarantee that the agents will receive health authority approval or become commercially available in any country for the uses being investigated or that such agents as products will achieve any particular revenue levels.

Due to the risks, uncertainties, and assumptions inherent in forward-looking statements, readers should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this Provectus News item are made as of the date hereof or as of the date specifically specified herein, and Provectus undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws. The forward-looking statements are expressly qualified by this cautionary statement.

Risks, uncertainties, and assumptions include those discussed in the Company’s filings with the SEC, including those described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Provectus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in connection with the proposals to be submitted to the Company’s stockholders at its 2022 Annual Meeting, including the reverse stock split and authorized share reduction proposals. STOCKHOLDERS ARE URGED TO READ CAREFULLY AND, IN ITS ENTIRETY, THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC AND OTHER RELEVANT MATERIALS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE 2022 ANNUAL MEETING PROPOSALS. A Notice with instructions for accessing the definitive proxy statement, 2021 Annual Report, and proxy card was mailed on or about May 13, 2022 to stockholders as of the record date of April 25, 2022. Stockholders may obtain free copies of the Company’s definitive proxy statement and its other SEC filings electronically by accessing the SEC’s home page at http://www.sec.gov. Copies can also be obtained, free of charge, upon written request to Provectus Biopharmaceuticals, Inc., Attn: Secretary, 10025 Investment Drive, Suite 250, Knoxville, Tennessee 37932, (866) 594-5999. Copies can also be obtained electronically from the Company’s Annual Meeting webpage: https://www.provectusbio.com/annual-meeting/.

Participants in Solicitation

The Company and its directors, executive officers, and advisors may be deemed to be participants in the solicitation of proxies from the holders of the Company’s Common Stock, Series D Convertible Preferred Stock, and Series D-1 Convertible Preferred Stock in respect of the 2022 Annual Meeting proposals.

Investors may obtain additional information regarding the interest of those participants by reading the Company’s definitive proxy statement and other relevant proxy materials, and the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, as filed with the SEC.

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Contact:

Provectus Biopharmaceuticals, Inc.

Heather Raines, CPA

Chief Financial Officer

Phone: (866) 594-5999